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                                                                     Exhibit 23

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-57496) of USA Technologies, Inc. of our report dated September 7, 2001, except for Note 14, as to which the date is September 20, 2001, with respect to the financial statements of USA Technologies, Inc. included in this Annual Report (Form 10-KSB) for the year ended June 30, 2001.

                                             /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
September 28, 2001